Exhibit 21.1

                         Subsidiaries of the Registrant


Name of Subsidiary                            State/Country of Incorporation
------------------                            ------------------------------

Esstec Inc.                                             Nevada

Veridicom, Inc.                                         California

Cavio Corporation                                       Washington

Veridicom International (Canada) Inc.                   Canada

Essential Tec Pakistan (Private) Limited                Pakistan